SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549


                           FORM 8-K/A

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):
                        February 9, 1996


                      INBRAND CORPORATION
     (Exact name of registrant as specified in its charter)


      Georgia                0-22144             58-113677
(State or other            (Commission    (IRS Employer
jurisdiction of            File Number)   Identification No.)
incorporation)

      1169 Canton Road, Marietta, Georgia            30066
  (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:   (770)  422-3036

INBRAND Corporation Form 8-K/A


Item 2. ACQUISITION OR DISPOSITION OF ASSETS

         On February 9, 1996, INBRAND Corporation ("INBRAND") through its new subsidiary, INBRAND France S.A. (the "Company") was awarded substantially all of the assets of Celatose, S.A., a societe anonyme formed under the laws of France ("Celatose") and certain of its subsidiaries (Celatose and these certain subsidiaries are herein collectively referred to as the "Celatose Group"). The Celatose Group was in bankruptcy under the laws of France.

         The Company was awarded the assets of Celatose from the French bankruptcy court for approximately $4,800,000, a significant portion of which may be paid over a twenty-eight month period, without interest, to the French bankruptcy court. INBRAND borrowed the initial portion of the purchase consideration from its lender, SouthTrust Bank of Georgia, N.A., and contributed this amount to the Company to complete the purchase. The Company assumed no significant debt obligations of the Celatose Group in the transaction.

          The Celatose Group manufactured adult incontinence products and disposable baby diapers which were marketed primarily under retailers' private labels in Europe. INBRAND continues the separate operation of the Celatose Group plant assets through the Company which is providing INBRAND with additional manufacturing and distribution operations in Lille, France as well as a small presence in Montpelier, France.

         Additional information concerning this transaction, as well as documentation related to it, is included in INBRAND's
Form 8-K dated February 9, 1996, as amended on April 23, 1996.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Business Acquired.

           The  following financial statements of Celatose,  S.A.
        acquired by Registrant as previously described in Item  2
        of the Initial Report on Form 8-K, are filed herewith:

        Report of Independent Auditors                       F-2

        Consolidated  Statement  of Income  for  the  Year  Ended
        December 31, 1995                                    F-3

        Consolidated  Balance Sheet for the Year  Ended  December
        31, 1995                                             F-4

        Consolidated  Statement of Deficiency in Assets  for  the
        Year Ended December 31, 1995                         F-6

        Consolidated Statement of Cash Flows for the Year Ended
           December 31, 1995                                 F-7

        Notes to the Consolidated Financial Statements       F-8

           The audit was conducted in accordance with generally accepted auditing standards in France as issued by the applicable legal and professional bodies. The consolidated financial statements have been prepared in accordance with French accounting regulations as disclosed in note 1.1 to the consolidated financial statements. The French accounting principles used in preparation of the consolidated financial statements are enumerated in note 1. These French accounting principles differ in certain respects from generally accepted accounting principles in the United States. The differences with regard to net loss and deficiency in assets are presented in note 2.

(b)     Pro Forma Financial Information

           The Pro Forma Financial Information was prepared to illustrate the Registrant's acquisition on February 8, 1996 of certain assets and liabilities of Celatose, S.A. and JAG, S.A. from a bankruptcy trustee under the laws of France. Upon the court's approval of the transaction, INBRAND France, S.A. was created by the Registrant to manage this acquisition.

           The assets acquired consisted primarily of fixed assets, inventories and Celatose, S.A.'s investment in a wholly-owned subsidiary (Laboratoires Alaune, S.A.R.L.). The majority of the existing employees of the companies were retained. Certain liabilities of Celatose, S.A. and JAG, S.A. were assumed relating to vacation pay and retirement payments under a social pension scheme.

           In connection with the acquisition, the Registrant plans to dispose of certain assets. The estimated costs of disposing of those assets, and the amortization of such costs, are reflected in the Pro Forma Financial Information.

           The unaudited Pro Forma Consolidated Balance Sheet has been prepared as if the transactions occurred on December 30, 1995. The unaudited Pro Forma Consolidated Statements of Income for a twelve month period ended July 1, 1995 and for a six month period ended December 30, 1995 have been prepared as if such transactions occurred at the beginning of the periods. The pro forma consolidated financial information set forth below is unaudited and is not necessarily indicative of the results that would have occurred if the transactions had been consummated for balance sheet purposes on December 30, 1995, and for income statement purposes at the beginning of the periods presented.

        Pro  Forma Consolidated Balance Sheet as of December  30,
        1995 (unaudited)                                    F-20

        Pro  Forma  Consolidated Statement of  Operations  for  a
        Twelve Month Period Ended July 1, 1995 (unaudited)  F-22

        Pro  Forma Consolidated Statement of Operations for a Six
        Month Period Ended December 30, 1995 (unaudited)    F-23

        Notes to Pro Forma Consolidated Financial Statements
           (unaudited)                                      F-24

           The pro forma consolidated financial statements have been prepared consistent with the Registrant's audited financial statements as of July 1, 1995 and for the year then ended.

                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INBRAND CORPORATION


                                   By: /s/ James R. Johnson
                                   James R. Johnson, Senior Vice President,
                                   Chief Financial Officer and Secretary


Dated:  September 19, 1996

                                        CELATOSE, S.A.


                                   CONSOLIDATED FINANCIAL STATEMENTS

                                    YEAR ENDED DECEMBER 31, 1995
                                               with
                                   REPORT OF INDEPENDENT AUDITORS

                 REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders of
INBRAND Corporation


We have audited the accompanying consolidated balance sheet of Celatose, S.A. as of December 31, 1995 and the related consolidated statements of income, deficiency in assets and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1.1 to the financial statements on January 1, 1995, assets and liabilities are valued at historical cost. In November 1995, Celatose, S.A. was put under the direction of a bankruptcy trustee. As a result, assets with a known purchaser and price have been valued at their fair value at December 31, 1995 as measured by the acquisition price. Pending the completion of the liquidation process, at which time the ultimate amount of settlement will be known, liabilities have been recorded at their book value at December 31, 1995.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets in liquidation and the consolidated financial position of Celatose, S.A. at December 31, 1995, and the consolidated results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles as described in
Note 1.


ERNST & YOUNG Audit





     Fabienne Degrave


June 26, 1996

                         CELATOSE, S.A.

                CONSOLIDATED STATEMENT OF INCOME

              FOR THE YEAR ENDED DECEMBER 31, 1995

        (IN THOUSANDS, EXCEPT SHARE AND PER-SHARE DATA)

                                                      December 31,
                                                     1995      1995
                                         Notes       USD(1)    FRF

Sales                                               91,217   447,577
Other income from operations                         7,728    37,920

          Total operating income                    98,945   485,497

Materials purchased for production and sale         98,462   483,129
Personnel costs                                     14,389    70,603
Taxes other than income taxes                          965     4,733
Depreciation and amortization expenses               4,923    24,154

          Total operating expenses                 118,739   582,619

Operating loss                                     (19,794)  (97,122)

Other expense
Interest                                             3,833    18,810
Foreign exchange loss                                  216     1,060
Loss on sale of fixed assets                         1,241     6,089
Other expense, net                        3         10,309    50,584

Income before income taxes                         (35,393) (173,665)
Income taxes                                           -         -

Net loss                                           (35,393) (173,665)

Net  loss per share                                 (14.15)   (69.43)

Average number of common shares outstanding      2,501,426 2,501,426


(1)The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the noon buying rate in New York on December 29, 1995, which was FRF.4.90675 for each U.S. dollar.

      See notes to the consolidated financial statements.

                         CELATOSE, S.A.

                   CONSOLIDATED BALANCE SHEET

              FOR THE YEAR ENDED DECEMBER 31, 1995

                     (AMOUNTS IN THOUSANDS)

                                                          December 31,
                                                         1995      1995
                                         Notes          USD(1)     FRF

ASSETS

Intangible assets, at cost, less accumulated amortization
  of 0 in 1995                                              23       113

Property and equipment, net                 4            6,126    30,064

Investments and other non-current assets                 3,323    16,307

     Total non-current assets                            9,472    46,484

Inventories and work in progress            5            4,196    20,591
Trade receivables, net                      6           11,754    57,673
Income tax carryback receivable                            373     1,829
VAT receivable                                             938     4,603
Cash and cash equivalents                                1,661     8,147
Prepaid expenses and other current assets                  876     4,297
     Total current assets                               19,798    97,140

     Total assets                                       29,270   143,624


(1)The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the noon buying rate in New York on December 29, 1995, which was FRF.4.90675 for each U.S. dollar.

      See notes to the consolidated financial statements.

                         CELATOSE, S.A.

                   CONSOLIDATED BALANCE SHEET

              FOR THE YEAR ENDED DECEMBER 31, 1995

                     (AMOUNTS IN THOUSANDS)

                                                         December 31,
                                                        1995      1995
                                            Notes       USD(1)     FRF

LIABILITIES AND DEFICIENCY IN ASSETS

Deficiency in assets
Common stock, FRF.30 par value, 2,501,426 shares issued 15,294   75,043
Additional paid-in capital                              11,274   55,318
Retained earnings                                      (66,713)(327,344)

     Total deficiency in assets                        (40,145)(196,983)

Noncurrent liabilities                       12          4,133   20,281

Current liabilities
Bank   overdraft  and  short-term  borrowings            4,101   20,124
Current portion of long-term debt             7         25,363  124,453
Current portion of capital lease obligations  8          3,085   15,135
Accounts payable                                        18,726   91,882
Accrued interest                                         7,022   34,457
Other accrued expenses                        9          6,985   34,275

       Total  current  liabilities                      65,282  320,326

       Total  liabilities and deficiency  in  assets    29,270  143,624


(1)The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the noon buying rate in New York on December 29, 1995, which was FRF.4.90675 for each U.S. dollar.

      See notes to the consolidated financial statements.

                         CELATOSE, S.A.

         CONSOLIDATED STATEMENT OF DEFICIENCY IN ASSETS

              FOR THE YEAR ENDED DECEMBER 31, 1995

                     (AMOUNTS IN THOUSANDS)



                       Number             Additional
                     of shares   Common    paid-in     Retained
                      issued      stock    capital      deficit    Total
                       FRF         FRF       FRF          FRF       FRF

Balances at
  December 31, 1994  2,501,426   75,043     55,318     (153,679)  (23,318)

Net  loss for 199            0                         (173,665) (173,665)

Balances at
  December 31, 1995  2,501,426   75,043     55,318     (327,344) (196,983)

Balances at
  December 31, 1995
  (in thousands of
  US dollars) (1)    2,501,426   15,294     11,274      (66,713)  (40,145)


(1)The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the noon buying rate in New York on December 29, 1995, which was FRF.4.90675 for each U.S. dollar.


      See notes to the consolidated financial statements.

                         CELATOSE, S.A.

              CONSOLIDATED STATEMENT OF CASH FLOWS

              FOR THE YEAR ENDED DECEMBER 31, 1995

                     (AMOUNTS IN THOUSANDS)

                                                      December 31,
                                                   1995          1995
                                                   USD(1)         FRF

CASH FLOW FROM OPERATING ACTIVITIES
Net (loss)                                        (35,393)    (173,665)

Adjustments to reconcile net income to cash:
  - Depreciation                                    3,902       19,148
  - Amortization                                       81          397
  - Deferred charges                                7,603       37,305
  - Gain on sale of assets                          1,241        6,089
  - Other non cash operations                        (778)      (3,820)
Changes in operating assets and liabilities:
  - Receivables                                     9,436       46,302
  - Inventories                                     8,831       43,330
  - Other                                          11,512       56,488
  - Accounts payable and accrued expenses          (2,573)     (12,625)

Net cash provided by operating activities           3,862       18,949

CASH FLOW FROM INVESTING ACTIVITIES
Payments to acquire property and equipment         (1,144)     (5,617)
Proceeds from sale of equipment                     2,626      12,887
Principal payments under capital lease obligations   (147)       (720)

Net cash provided by financing activities           1,335       6,550

CASH FLOW FROM FINANCING ACTIVITIES
Bank overdraft                                        189         926
Principal payments on long-term debt               (9,136)    (44,828)

Net cash used by financing activities              (8,947)    (43,902)

NET DECREASE IN CASH                               (3,750)    (18,403)

Cash and cash equivalents, beginning of the year    5,411      26,550

CASH AND CASH EQUIVALENTS, END OF THE YEAR          1,661       8,147


(1)The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the noon buying rate in New York on December 29, 1995, which was FRF.4.90675 for each U.S. dollar.

      See notes to the consolidated financial statements.

                         CELATOSE, S.A.

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (ALL AMOUNTS EXPRESSED IN THOUSANDS OF FRENCH FRANCS,

    UNLESS OTHERWISE NOTED, EXCEPT SHARE AND PER-SHARE DATA)



1.   ACCOUNTING POLICIES


1.1  BASIS OF PRESENTATION


Celatose, S.A. was created in 1934 and specializes in the production of hygiene products for specific uses: baby diapers sold under distributors' brand names in France, and baby diapers exported both under distributors' brand names and Celatose's own brand, and adult incontinence products sold under both distributors' brands and the Celatose brand. Celatose, S.A. stock is 88.35% owned by the holding company Financiere Celatose with the remaining shares being held by other outside investors.


Since 1988, Celatose, S.A. has been confronted with considerable economic difficulties, and in November 1995, was put under the direction of a bankruptcy trustee.


In early 1996, investors (Inbrand Corporation, a corporation organized under the laws of Georgia, USA and Jan Van Grinsven, an individual residing in the Netherlands), made an offer to purchase from the Celatose, S.A. trustee a portion of the assets of Celatose, S.A. and JAG, S.A. (a former subsidiary of Celatose, S.A.). This offer included the retention of the majority of the existing employees of these two companies. After approval of this offer by the Court (February 8, 1966), Inbrand France, S.A. a societe anonyme organized under the laws of France, was created by the investors. The assets purchased consist primarily of fixed assets, inventories and an investment in a wholly-owned subsidiary of Celatose, S.A. (Laboratoires Alaune, S.A.R.L.).

The accompanying consolidated financial statements represent the financial statements of Celatose, S.A. and the two above-mentioned subsidiaries, for the year ended December 31, 1995 presented as if the newly formed Group ("the Group") had existed as an independent entity. All significant intercompany balances and transactions, and investments in former subsidiaries of Celatose, S.A. have been eliminated. On January 1, 1995 the Group was operating on a going concern basis. At this date, assets and liabilities were recorded at historical value. As of December 31, 1995, the Group was no longer considered a going concern as it was put under liquidation. Due to this evolution, substantially all the assets at December 31, 1995 were to be subsequently purchased by Inbrand Corporation and are valued at an adjusted acquisition cost. Liabilities continue to reflect book value as the ultimate repayment amount is pending completion of the liquidation process.


The consolidated financial statements have been prepared in accordance with French accounting regulations applied on a consistent basis for the period presented. The French accounting principles used, described below, require the use of management's estimates, and differ in certain respects from generally accepted accounting principles in the United States. The differences with regard to net loss and deficiency in assets are presented in Note 2.


The financial information expressed in US dollars is presented solely for the convenience of the reader and is translated from French francs at the noon buying rate in New York on December 29, 1995 which was FRF.4.90675 for each US dollar.


1.2  PRINCIPLES OF CONSOLIDATION


The accompanying consolidated financial statements are comprised of the accounts of Celatose, S.A., and its two wholly-owned subsidiaries, Laboratoires Alaune, S.A.R.L. and JAG, S.A. All significant intercompany transactions have been eliminated.


1.3  FOREIGN CURRENCY TRANSACTIONS


At year-end, the monetary balances denominated in foreign currencies are translated at the closing rates. The resulting foreign exchange differences together with the exchange gains and losses on transactions in foreign currencies for the year are recognized as income.

1.4  TRADE RECEIVABLES


Trade receivables are valued at historical cost, with an allowance for doubtful accounts based on the estimated credit risk of the Group's customers. Receivables sold to third parties are excluded from Group assets when the risks and rewards associated with the receivables are also transferred to said third parties.


1.5  INVENTORIES


Finished goods are valued at production cost which includes raw material costs and direct and indirect production charges.
Finished goods are carried at the lower of cost or market. Allowances for slow moving inventories and obsolete items are provided to reflect possible loss of value. At December 31, 1995 an additional provision was recorded against inventories to reflect their fair value as measured by the purchase price paid by Inbrand.


1.6  PROPERTY AND EQUIPMENT


Property and equipment is stated at cost and includes buildings and machinery acquired under capital lease arrangements. Depreciation is based on the straight-line method over the estimated useful lives of the depreciable assets. Depreciation of capital leases is included in depreciation expense. Estimated useful lives of depreciable assets are as follows:

Class                               Useful Life     Method

Buildings and improvements        20 to 33.3years  Straight-line
Machinery and equipment             5  to 8 years  Straight-line
Transportation equipment            4  to 5 years  Straight-line
Office equipment and furniture     5  to 10 years  Straight-line


1.7  INTANGIBLE ASSETS


Intangible assets consist primarily of patents, licenses and business intangibles. These intangible assets are amortized on a straight-line basis over 1 to 5 years.


1.8  REVENUE RECOGNITION


The Group records revenue upon shipment or transfer of title to the customer.

1.9  INCOME TAXES


The  Group  provides  for  deferred  income  taxes  on  temporary differences between amounts for financial and tax reporting. Deferred tax assets are recognized if it is more likely than not that some portion or all of the deferred tax asset will be realized. The Group uses the liability method under which deferred taxes are calculated applying legislated tax rates in effect when the temporary differences will reverse.


1.10 TERMINATION INDEMNITIES


Termination indemnities are one-time payments due employees upon retirement. The obligation for this indemnity is calculated based on an evaluation giving consideration to estimated final salary and age at retirement, and is recognized in income when paid. The amount of actuarially computed termination indemnities as of December 31, 1995 is disclosed in Note 13.


1.11 CASH AND CASH EQUIVALENTS


Cash and cash equivalents consist of cash on deposit at banks and all highly liquid investments with insignificant interest rate risk and purchased with an original maturity of three months or less.



2.   SIGNIFICANT  DIFFERENCES BETWEEN FRENCH  AND  UNITED  STATES
     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES


The Group financial statements comply with French accounting regulations which differ in certain respects from those applicable in the United States. The significant differences that affect the consolidated net loss and deficiency in assets of the Group are described below.


2.1  RESTRUCTURING COSTS


At the end of 1994, the Group recorded a restructuring provision amounting to FRF.4,000 thousands. In 1995, the Group reversed the entry. Under US GAAP, restructuring provisions may only be recorded to recognize known specific liabilities or impairment of existing assets. As of December 31, 1994, the Group had not specifically identified the nature or location of the restructuring measures to be adopted.

2.2  TERMINATION INDEMNITY


In France, legislation requires that lump sum retirement indemnities be paid to all employees based upon their years of service and compensation at retirement. Under US GAAP, the actuarial liability of this unfunded obligation would be recorded as a liability which at December 31, 1995 amounts to FRF.1,225 thousands.

Reconciliation to US GAAP

Following is a summary of the significant adjustments to net loss for the year ended December 31, 1995 and the deficiency in assets as of December 31, 1995 which would be required if US GAAP had been applied.

                                                      December 31,
                                                   1995          1995
                                           Notes   USD(1)         FRF

Net loss as reported in the consolidated income
  statements under French GAAP                    (35,393)     (173,665)

Adjustments to comply with US GAAP:
  Restructuring costs                       2.1      (815)       (4,000)
  Termination indemnity                     2.2        (3)          (16)

Approximate net loss in accordance with US
  GAAP                                            (36,211)     (177,681)

Approximate net loss per share in accordance
    with US GAAP                                   (14.48)       (71.03)

Deficiency in assets as reported under
  French GAAP                                     (40,145)     (196,983)

Adjustments to comply with US GAAP:
  Restructuring costs                       2.1       -             -
  Termination indemnity                     2.2      (250)       (1,225)

Approximate deficiency in assets in accordance
  with US GAAP                                    (40,395)     (198,208)


(1)The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the noon buying rate in New York on December 29, 1995, which was FRF.4.90675 for each U.S. dollar.

3. OTHER EXPENSE (INCOME)

                                                            1995

Restructuring costs                                       13,480
Income from forgiveness of debt                         (59,695)
Write-down of fixed assets                                55,542
Provision for reducing inventories to fair value          13,869
Special allowance for uncollectible receivables           16,056
Other expense                                             11,332
                                                          50,584


Restructuring costs relate primarily to termination costs and the write-off of fixed assets no longer to be kept in service due to the restructuring plan.


For  supplementary information on the forgiveness  of  debt,  see
Note 7.


The write-down of fixed assets and provisions for reducing inventories to fair value have been determined by the acquisition price paid by Inbrand.


The special allowance for uncollectible receivables relates to receivables due from former subsidiaries which have not been acquired by Inbrand (see Note 1.1).


4. PROPERTY AND EQUIPMENT

                                                           1995

Buildings and improvements                                 6,006
Leased building                                           12,323
Machinery and equipment                                  195,657
Leased machinery                                          10,227
                                                         224,213
Less:  Accumulated depreciation                        (194,149)
                                                         30,064

Total charges for depreciation of property and equipment amounted to FRF.19,148 thousands in 1995.

5. INVENTORIES

                                                           1995

Raw materials and supplies                                28,603
Merchandise purchased for sale                             6,191
Finished goods                                            17,266
Less:   Allowance for slow moving and potentially
        obsolete items                                   (31,469)
                                                          20,591


The allowance includes the additional provision of FRF.13,869 thousands (see Note 3) recorded to reflect inventories at fair value as measured by the acquisition price paid by Inbrand.


6. RECEIVABLES

                                                           1995

Trade receivables                                         75,532
Less:  Allowance for doubtful accounts                   (17,859)
                                                          57,673


The Group establishes an allowance for doubtful accounts based upon the estimated credit risk of its customers.


In February 1995, the Group entered into a contract with Societe Francaise de Factoring (SFF). Under this agreement, SFF has committed to purchase, with limited recourse, all rights, title and interest in selected accounts receivable of the Group. This contract applies only to those receivables originating through transactions in France.


The Group has a factoring contract also with SLIFAC, but which relates only to those receivables originating from export sales.


As  of  December 31, 1995 the receivable balances  from  SFF  and
SLIFAC   are   FRF.11,659  thousands  and  FRF.7,802   thousands,
respectively.

7. LONG-TERM DEBT

                                                                    1995

Total restructured debt with financial institutions
   Borrowings bearing interest at the bank's base rate  or  PIBOR
   (Paris Interbank  Offering  Rate)  plus  applicable  margin,
   due in installments through 2001                                54,786

Financiere Celatose
   Convertible bonds at an interest rate of 2%, due December  31,
   2001 with optional early repayment through December 31, 1997
                                                                   13,552

Loans bearing 11.72% interest, due in installments through 2001    24,946

Other restructured debt (trade payables, vacation pay, fiscal debt, and other) bearing 0% interest due in installments
   through 2006                                                    22,326

Other debt with financial institutions, non-interest bearing, due
   in installments through 1999                                     2,079

Other                                                               6,764
                                                                  124,453
Less:  current maturities                                         124,453

                                                                      -

On January 1, 1994 the Group issued FRF.13,552 thousands of debt in the form of convertible bonds. The bonds were fully underwritten by the SDR de Nord-Pas-de-Calais and bear interest at 2% annually, payable each December 31. This debt is due to be paid December 31, 2001. However, the Group has the right to prepay the debt before December 31, 1997 for FRF.13,552 thousands.


Beginning January 1, 1998, the holders of these bonds have the right to convert their bonds into shares newly issued by the Company with a per share value of FRF.30, on a one for one basis with no other payment required. These new shares have no underlying obligations and carry the same right to dividends as if owned from the beginning of the period.

At  the  end  of 1994, Financiere Celatose, which  holds  an  85%
interest  in  the Group, acquired all of the Group's  convertible
bonds   underwritten   by  the  SDR  de  Nord-Pas-de-Calais   for
FRF.13,552 thousands.


Beginning  October  24, 1990, the date of the acceptance  by  the court of an earlier bankruptcy filing of Group Celatose, the details of the bankruptcy stipulated that all outstanding long-term debt be repaid equally over ten years at the original interest rate. In 1993, Celatose made significant capital investments and consequently, entered into negotiations with its creditors to restructure the repayment of debt outstanding at the date of bankruptcy. It was agreed with the majority of these creditors that the interest related to the payments 1993, 1994, and 1995 would be delayed until the years 1999, 2000 and 2001.


There were further negotiations in 1994 and 1995 which reduced debt at the end of 1995 by approximately FRF.125,000 thousands and resulted in a gain of FRF.59,695 thousands, or FRF.23.86 per share (see Note 3). All remaining debt has been classified as current as of February 8, 1996 as it was known that the Group would be legally declared bankrupt, and is valued at its nominal amount pending the completion of the liquidation process at which time the ultimate amount of settlement will be known.


8. CAPITAL LEASE OBLIGATIONS


Capital lease obligations are comprised of a building lease and an equipment lease, both of which are non-cancellable. At December 31, 1995, all future minimum lease payments have been considered current due to the bankruptcy of the Group, and are shown at their book value.

9. OTHER ACCRUED EXPENSES

                                                           1995

Social security                                            6,020
Accrued vacation and other personnel costs                 4,240
Miscellaneous taxes                                        3,082
Suppliers of fixed assets                                  5,795
Other creditors and sundry debts                          15,138
                                                          34,275



10.INCOME TAXES


As of December 31, 1995, the Group had tax loss carryforwards of FRF.233,170 thousands. Due to the Group being in liquidation, it was considered more likely than not that these carryforwards would not be utilized, and they are in no way recoverable by the acquiring company. The tax loss carryforwards were not recorded as deferred tax assets, and consequently, no valuation allowance has been recorded against them.


11.FAIR VALUE OF FINANCIAL INSTRUMENTS


The Group's financial instruments consist primarily of cash, trade receivables, trade payables and debt instruments. The book value of cash, trade receivables and trade payables are considered to be representative of their respective fair values. However, due to the bankruptcy of the Group, debt instruments as of December 31, 1995 are shown at their book value which does not necessarily approximate fair value as determination of this value is pending the completion of the liquidation process.

12.NONCURRENT LIABILITIES

                                                            1995

Provision for repayment of subsidy                          4,000
Provision for litigation                                    3,820
Other                                                      12,461
                                                           20,281



13.COMMITMENTS AND CONTINGENCIES


OFF-BALANCE SHEET COMMITMENTS


The amount of actuarially computed pension rights at December 31, 1995 is FRF.1,225 thousands.


LITIGATION


In 1989, Peaudouce, manufacturer of baby diapers, sued the Group for FRF.500 thousands in punitive damages claiming that the Group copied two of its patents related to disposable diapers. The lawsuit also prohibits the Group from manufacturing and selling diapers related to these two patents, or be required to pay a compensation penalty. In 1989, an additional claim of FRF.200,000 thousands was filed by Peaudouce. In 1995, the Group was ordered to pay FRF.2,000 thousands in damages to Peaudouce. The Group is currently contesting this ruling, yet the penalty has been fully provided for.


14.MAJOR CUSTOMERS


In 1995, the Group had significant sales to only one customer which amounted to FRF.65,582 thousands and represented 14.7% of total sales. Accounts receivable from this customer totaled FRF.3,184 thousands or 5.5% of outstanding net trade receivables as of December 31, 1995.

15.RELATED PARTY TRANSACTIONS


Related party balances as of December 31, 1995 and transactions during the year ended December 31, 1995 are:

                                                           1995

Financiere Celatose
Accounts payable                                           4,089
Long-term debt:
   Current maturities                                     38,498
   Long-term portion                                          -


The Group paid management fees to Financiere Celatose amounting to FRF.1,835 thousands during the year ended December 31, 1995.


Additionally, Celatose S.A. recorded accrued interest payable on the debt from Financiere Celatose of FRF.3,195 thousands for the year ended December 31, 1995.


16.PERSONNEL


The number of personnel employed by the Group as of December 31, 1995 was 347.


17.SEGMENT AND GEOGRAPHIC INFORMATION


The Group operates in a single segment, the manufacturing and sales of baby and adult hygiene products. Sales are made both within and outside France.

                                                           1995

France                                                   219,696
Export                                                   227,881
                                                         447,577

  INBRAND  CORPORATION  AND  SUBSIDIARIES
  CELATOSE,  S. A.  ACQUISITION
  PRO  FORMA  CONSOLIDATED  BALANCE  SHEET  (unaudited)
  December 30, 1995
  (in thousands)


                           Historical  Historical           Pro
                            INBRAND     Celatose,          Forma       Pro
                              Corp.       S.A.     Notes Adjustments  Forma

     ASSETS

CURRENT ASSETS
  Cash and Cash Equivalents $   -      $  1,661      1     $( 1,423) $    238
  Receivables                10,873      11,754      1      (10,667)   11,960
  Finished Goods Inventory    3,990       2,253                 -       6,243
  Raw Materials Inventory     5,057       1,943                 -       7,000
  Income Taxes Receivable       -           373      1      (   373)      -
  Deferred Income Taxes         616         -                   -         616
  Other                       1,035       1,814      1      ( 1,714)    1,135

     Total Current Assets    21,571      19,798             (14,177)    27,192







PROPERTY AND
  EQUIPMENT, net             38,724       6,126      3          400    44,797
                                                     4          600
                                                     6          118
                                                     7      (   463)
                                                     8      (   708)







OTHER ASSETS
  Intangible Assets, net     10,447          23      1      (    23)   10,447

  Investment in Subsidiary      -           -        2        4,847       -
                                                     8      ( 4,847)

  Other Non-Current Assets      -         3,323      1      ( 3,303)       20

     Total Other Assets      10,447       3,346             ( 3,326)   10,467



TOTAL ASSETS              $ 70,742    $ 29,270            $(17,556)  $ 82,456

              INBRAND  CORPORATION  AND  SUBSIDIARIES
                    CELATOSE,  S. A.  ACQUISITION
        PRO  FORMA  CONSOLIDATED  BALANCE  SHEET  (unaudited)
                          December 30, 1995
                            (in thousands)


                          Historical  Historical            Pro
                           INBRAND    Celatose,            Forma      Pro
                            Corp.       S.A.     Notes  Adjustments  Forma

     LIABILITIES AND
       SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Bank Overdraft and
    Short-Term Borrowings $    818    $  4,101      1   $( 4,101)    $    818

  Current Portion of
    Long-Term Debt             664      25,363      1    (25,363)       3,894
                                                    2      3,230
  Current Portion of Capital
    Lease Obligations          188         508               -            696

  Accounts Payable           6,118      18,726      1    (17,344)       7,618
                                                    6        118

  Accrued Expenses           5,514      11,916      1    (11,796)       6,634
                                                    3        400
                                                    4        600

  Accrued Compensation         230       2,091      1    ( 2,091)         230
  Termination Indemnities      -           -        5        866          866
  Income Taxes Payable         140         -                 -            140

  Total Current Liabilities 13,672      62,705           (55,481)      20,896

LONG-TERM LIABILITIES
  Long-Term Debt            16,565         -        2      1,617       18,182
  Capital Lease Obligations    280       2,577      7    (   107)       2,750
  Termination Indemnities      -           250               -            250
  Deferred Income Taxes      2,096         -                 -          2,096
  Deferred Income              707         -                 -            707
  Other Long-Term Liabilities  -         4,133      1    ( 3,980)         153
  Total L-T Liabilities     19,648       6,960           ( 2,470)      24,138

SHAREHOLDERS' EQUITY (DEFICIT)
  Preferred Stock              -           -                 -            -
  Common Stock                 784      15,294      8    (15,294)         784
  Paid-In Capital           17,137      11,274      8    (11,274)      17,137
  Retained Earnings(Deficit)19,421     (66,963)     1     47,172       19,421
                                                    5    (   866)
                                                    7    (   356)
                                                    8     21,013
  Translation Adjustments       80         -                 -             80

     Total Shareholders'
       Equity (Deficit)     37,422     (40,395)           40,395       37,422

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY    $ 70,742    $ 29,270          $(17,556)    $ 82,456

             INBRAND  CORPORATION  AND  SUBSIDIARIES
                    CELATOSE,  S. A.  ACQUISITION
   PRO  FORMA  CONSOLIDATED  STATEMENT  OF  OPERATIONS  (unaudited)
                Twelve Month Period Ended July 1, 1995
                (in thousands, except per share data)



                          Historical  Historical            Pro
                           INBRAND    Celatose,            Forma       Pro
                            Corp.        S.A.    Notes  Adjustments   Forma

NET SALES                 $  85,044   $ 105,446          $    -     $ 190,490

COST OF SALES                56,527      96,608    9     (  1,436)    151,923
                                                  11          104
                                                  12          120

  Gross Profit               28,517       8,838             1,212      38,567

OPERATING EXPENSES
  Sales, Marketing and
    Distribution             11,288      13,606               -        24,894
  General and Administrative  4,557      23,887    9     (    368)     28,076
  Restructuring Expense         -         4,185               -         4,185
                             15,845      41,678          (    368)     57,155

OPERATING INCOME (LOSS)      12,672    ( 32,840)            1,580    ( 18,588)

INTEREST EXPENSE                 22       3,895   10     (  3,711)        206

INCOME (LOSS) BEFORE
  INCOME TAX PROVISION       12,650    ( 36,735)            5,291    ( 18,794)

  Income Tax Provision
    (Benefit)                 5,060    (     10)              -         5,050

NET INCOME (LOSS)         $   7,590   $( 36,725)  13    $   5,291   $( 23,844)


Primary and Fully Diluted Earnings
  Per Share               $    0.96                                 $(   3.02)
Average Shares Outstanding -
  Primary and Fully Diluted   7,908                                     7,908

               INBRAND  CORPORATION  AND  SUBSIDIARIES
                    CELATOSE,  S. A.  ACQUISITION
   PRO  FORMA  CONSOLIDATED  STATEMENT  OF  OPERATIONS  (unaudited)
               Six Month Period Ended December 30, 1995
                (in thousands, except per share data)



                         Historical  Historical              Pro
                          INBRAND     Celatose,             Forma       Pro
                           Corp.        S.A.    Notes    Adjustments   Forma

NET SALES                $  52,984   $  38,841           $    -     $  91,825

COST OF SALES               38,242      46,991     9     (    652)     84,693
                                                  11           52
                                                  12           60

  Gross Profit              14,742    (  8,150)               540       7,132

OPERATING EXPENSES
  Sales, Marketing and
    Distribution             6,880       4,459                -        11,339
  General and Administrative 2,570      27,103    9      (    168)     29,505
  Restructuring Expense        -         1,254                -         1,254
                             9,450      32,816           (    168)     42,098

OPERATING INCOME (LOSS)      5,292    ( 40,966)               708    ( 34,966)

INTEREST EXPENSE               535       1,934   10      (  1,805)        664

INCOME (LOSS) BEFORE
  INCOME TAX PROVISION       4,757    ( 42,900)             2,513    ( 35,630)

  Income Tax Provision
    (Benefit)                2,122         -                  -         2,122

NET INCOME (LOSS)        $   2,635   $( 42,900)  13     $   2,513   $( 37,752)


Primary and Fully Diluted Earnings
  Per Share              $    0.34                                  $(   4.82)
Average Shares Outstanding -
  Primary and Fully Diluted  7,840                                       7,840

               INBRAND  CORPORATION  AND  SUBSIDIARIES
                    CELATOSE,  S. A.  ACQUISITION
                   NOTES  TO  PRO  FORMA  CONDENSED
           CONSOLIDATED  FINANCIAL  STATEMENTS  (unaudited)
                (in thousands, except per share data)



Note:The   historical  Celatose  statements  include  adjustments   to
     convert the results of operations to U.S. generally accepted accounting principles.


1. To reflect the elimination of assets not purchased and liabilities not assumed in acquisition.

2. To reflect INBRAND Corp.'s investment in Celatose, S.A. and subsidiary at the present value of future payments to the trustee in bankruptcy ($4,847).

3. To reflect estimated legal and accounting costs associated with acquisition.

4. To reflect estimated costs of disposing of certain assets.

5. To   reflect   termination  indemnities  for  employees  terminated
   pursuant to the court judgement.

6. To reflect tax obligation for purchase of fixed assets.

7. To   reflect  lease  assets  and  obligation  at  fair   value   at
   acquisition for building and equipment assumed as part of the court judgement.

8. To reflect the elimination of INBRAND Corp.'s investment in subsidiary and the purchased equity of Celatose, S.A. and subsidiary, and the reduction of non-current assets for the excess of the book value of net assets acquired over the purchase price.

9. To reflect the reduction of depreciation and amortization expense due to allocation of purchase price.

10.To  reflect  the  reduction   of interest  expense  for  change  in
   structure of indebtedness due to acquisition.

11.To reflect amortization of legal and accounting costs over five-year period.

12.To reflect depreciation of costs of disposing of certain assets.

13.Pursuant to Rule 11-02, the historical statement of operations of Celatose, S.A. includes operations only through "income before extraordinary item" and excludes presentation of the extraordinary item, forgiveness of debt, (totaling $11,398, or $1.44 per share, for the twelve month period and $3,496, or $0.44 per share, for the six month period).